CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our reports dated January 22, 1999, accompanying the consolidated financial statements included in the 1998 Annual Report of SVB Financial Services, Inc. on Form 10-KSB for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said reports in the Registration Statement of SVB Financial Services, Inc. on Forms S-8 (File No. 333-66131, effective October 26, 1998 and File No. 333-66165, effective October 27, 1998).


/s/Grant Thornton LLP
   ---------------------
   Grant Thornton LLP
   Philadelphia, Pennsylvania
   March 26, 1999